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                                                                      EXHIBIT 12

DELTA AIR LINES, INC.

STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(In Millions, except ratios)

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                                                               Nine Months                Nine Months
                                                                  Ended                      Ended
                                                                 March 31,                  March 31,
                                                                   1998                      1997
                                                              ------------               ------------
Earnings:
           Earnings before income taxes                           $  1,053                     $  920

Add (deduct):
           Fixed charges                                               498                        391
           Interest capitalized                                        (29)                       (25)
                                                                  --------                     ------

Earnings as adjusted                                              $  1,522                     $1,286
                                                                  ========                     ======
Fixed charges:

           Interest expense                                       $    143                     $  158
           Portion of rental expense representative
              of the interest factor                                   355                        233
                                                                  --------                     ------

Total fixed charges                                               $    498                     $  391
                                                                  ========                     ======



Ratio of earnings to fixed charges                                    3.06                       3.29
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